As filed with the Securities and Exchange Commission on September 21, 2000
Registration No. 333-44622

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 TO FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

(Exact Name of Registrant as Specified in Its Charter)

ADVANCED SEMICONDUCTOR ENGINEERING, INC.

(Translation of Registrant’s Name Into English)

Republic of China	3674	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number) 26 Chin Third Road Nantze Export Processing Zone Nantze, Kaohsiung, Taiwan Republic of China (8867) 361-7131	(I.R.S. Employer Identification Number)

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

CT Corporation System

111 Eighth Avenue
New York, New York 10011
(212) 894-8940
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

James D. Phyfe, Esq. Davis Polk & Wardwell 18th Floor, The Hong Kong Club Building 3A Chater Road Hong Kong	John D. Young, Jr., Esq. Sullivan & Cromwell 28th Floor Nine Queen’s Road Central Hong Kong

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [   ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [   ]

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

      The following table sets forth the estimated expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering described in the Registration Statement (all amounts are estimated except the Securities and Exchange Commission registration fee):

Securities and Exchange Commission Registration Fee	$59,223.53

New York Stock Exchange Listing Fee	150,000

National Association of Securities Dealers, Inc. Filing Fee	30,500

Blue Sky Fees and Expenses	15,000

Legal Fees and Expenses	800,000

Accounting Fees and Expenses	300,000

Miscellaneous	25,000

TOTAL	$1,379,723.53

Item 14. Indemnification of Directors and Officers

      The relationship between Advanced Semiconductor Engineering, Inc. (“ASE Inc.”) and its directors and officers is governed by the Republic of China (“ROC”) Civil Code, ROC Company Law and ASE Inc.’s Articles of Incorporation. There is no written contract between ASE Inc. and its directors and officers governing the rights and obligations of such parties. Each person who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of ASE Inc. in the absence of willful misconduct or negligence on the part of such person in connection with such person’s performance of duties as a director or officer, as the case may be, may be indemnified and held harmless by ASE Inc.

Item 15. Recent Sales of Unregistered Securities

      The only securities of the registrant that were issued or sold by the registrant within the past three years and not registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), are described below. The securities listed in “A. Stock Dividends and Employee Bonus Shares” below were offered and issued outside the United States to individuals or entities who were not citizens or residents of the United States in reliance upon Regulation S promulgated under the Securities Act. Accordingly, the offering and issuance of the securities listed in “A. Stock Dividends and Employee Bonus Shares” below were not subject to the registration requirements of the Securities Act.

  A.  Stock Dividends and Employee Bonus Shares

Date	Issue Type	Issue Size	Underwriter	Issue Price

July 10, 1997	Stock dividend	153,090,000 common shares	N/A	NT$10/share

July 10, 1997	Bonus to employees	10,980,000 common shares	N/A	NT$10/share

June 10, 1998	Stock dividend	610,200,000 common shares	N/A	NT$10/share

June 10, 1998	Bonus to employees	30,760,000 common shares	N/A	NT$10/share

September 10, 1999	Stock dividend	138,840,000 common shares	N/A	NT$10/share

September 10, 1999	Bonus to employees	9,540,000 common shares	N/A	NT$10/share

  B.  Debt Securities

ASE Inc. issued on November 4, 1997, US$200,000,000 aggregate principal amount of Zero Coupon Convertible Bonds Due 2002 (the “Bonds”). The Bonds are convertible into shares of ASE Inc. at an initial conversion price of NT$157.00 per share. The Bonds were sold by ASE Inc. to SBC Warburg Dillon Read at 100% of the principal amount, less an underwriting discount of 2.5% (the “Purchaser”). The Purchaser concurrently resold the Bonds to certain investors. ASE Inc. believes that the sale of the Bonds was exempt from registration under the Securities Act because the Purchaser resold the Bonds only (1) outside the United States in offshore transactions in reliance on Regulation S under the Securities Act or (2) to qualified institutional buyers (as such term is defined in Rule 144A under the Securities Act) in the United States in reliance on Rule 144A under the Securities Act.

  C.  GDS Sale

On December 15, 1999, ASE Inc. and some of its affiliates sold 10,489,902 Global Depositary Shares (each a GDS) each representing five common shares of ASE Inc. to Goldman Sachs (Asia) L.L.C., Goldman Sachs & Co., and Goldman Sachs International (collectively, “Goldman Sachs”) at a purchase price of US$15.50 per GDS, or the equivalent of US$3.1 per common share. Goldman Sachs concurrently resold the GDSs to certain investors. ASE Inc. believes that the sale of the shares in the form of GDSs was exempt from registration under the Securities Act because Goldman Sachs resold the GDSs only (1) outside the United States in offshore transactions in reliance on Regulation S under the Securities Act or (2) to qualified institutional buyers (as defined in Rule 144A under the Securities Act) in the United States in reliance on Rule 144A under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

Exhibits	Description

1.1	Form of Underwriting Agreement.
3.1*	Articles of Incorporation of ASE Inc. (in Chinese with English language translation).
4.1*	Form of Amended and Restated Deposit Agreement among ASE Inc., Citibank N.A., as depositary, and Holders and Beneficial Holders of American Depositary Shares evidenced by American Depositary Receipts issued thereunder, including the form of American Depositary Receipt.
5.1*	Opinion of Lee and Li, ROC counsel to ASE Inc., as to the validity of the common shares.
8.1*	ROC Tax Opinion of Lee and Li (included in Exhibit 5.1).
8.2*	U.S. Tax Opinion of Davis Polk & Wardwell.
10.1*	Stock Purchase Agreement dated as of March 15, 1999 between ASE Test Limited and the Selling Shareholders relating to the purchase and sale of 12,250,000 shares of Common Stock of ISE Labs, Inc. (incorporated by reference to Exhibit 10.1 of ASE Test Limited’s Registration on Form F-3 (File No. 333-10892) which was declared effective by the SEC on December 22, 1999 (the “ASE Test 1999 Registration Statement”)).
10.2*	Asset Purchase Agreement dated as of July 3, 1999 among ASE (Chung Li) Inc., ASE Inc., Motorola Electronics Taiwan, Ltd. and Motorola, Inc. (incorporated by reference to Exhibit 10.2 of the ASE Test 1999 Registration Statement).

Exhibits		Description

10.3*		Stock Purchase Agreement dated as of July 3, 1999 among ASE Investment (Labuan) Inc., ASE Inc., Motorola Asia Ltd. and Motorola, Inc. relating to the purchase and sale of 100% of the Common Stock of Motorola Korea Ltd. (incorporated by reference to Exhibit 10.3 of the ASE Test 1999 Registration Statement).
10.4†		Manufacturing Services Agreement dated as of July 3, 1999 among Motorola, Inc., ASE Inc. and ASE (Chung Li) Inc.
10.5†		Manufacturing Services Agreement dated as of July 3, 1999 among Motorola, Inc., ASE Inc. and ASE (Korea) Inc.
10.6†		BGA Immunity Agreement dated as of January 25, 1994 between ASE Inc. and Motorola, Inc.
10.7*		Commission Agreement dated as of December 28, 1997 between ASE Inc. and Gardex International Limited.
10.8*		Service Agreement dated as of December 15, 1998 between ASE Inc. and ASE (U.S.) Inc.
10.9*		Commission Agreement dated as of December 28, 1997 between ASE Test, Inc. and Gardex International Limited (incorporated by reference to Item 19(b)(2)(f) of ASE Test Limited’s Annual Report on Form 20-F for the year ended December 31, 1998).
10.10	*	Service Agreement dated as of December 15, 1998 between ASE Test, Inc. and ASE (U.S.) Inc. (incorporated by reference to Item 19(b)(2)(e) of ASE Test Limited’s Annual Report on Form 20-F for the year ended December 31, 1998).
10.11	*	Commission Agreement dated as of December 28, 1997 between ASE Electronics (M) Sdn, Bhd. and Gardex International Limited.
10.12	*	Service Agreement dated as of December 22, 1997 between ASE Electronics (M) Sdn, Bhd. and ASE (U.S.) Inc.
10.13	*	ASE Inc. Employee Bonus Plan (in Chinese with English language translation).
10.14	*	Land Lease effective October 1, 1999 until September 30, 2009 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary).
10.15	*	Land Lease effective September 1, 1999 until August 30, 2009 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary).
10.16	*	Land Lease effective April 1, 1998 until March 31, 2008 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary).
10.17	*	Land Lease effective October 1, 1997 until September 30, 2007 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary).
10.18	*	Land Lease effective October 1, 1997 until September 30, 2007 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary).
10.19	*	Land Lease effective August 1, 1997 until July 31, 2007 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary).
10.20	*	Land Lease effective January 1, 1996 until December 31, 2005 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary).
10.21	*	Land Lease effective November 1, 1995 until October 31, 2005 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary).

Exhibits		Description

10.22	*	Land Lease effective July 1, 1995 until June 30, 2005 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary).
10.23	*	Land Lease effective July 1, 1995 until June 30, 2005 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary).
10.24	*	Land Lease effective August 1, 1994 until July 31, 2004 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary).
10.25	*	Land Lease effective April 6, 1994 until April 5, 2004 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary).
21.1*		List of subsidiaries of ASE Inc.
23.1		Consent of T.N. Soong & Co.
23.2		Consent of KPMG Certified Public Accountants.
23.3*		Consent of Lee and Li (included in Exhibit 5.1).
23.4*		Consent of Davis Polk & Wardwell (included in Exhibit 8.2).
24.1*		Power of Attorney.
27.1*		Financial Data Schedule.

*	Previously filed.

†	Confidential treatment requested. Confidential material has been redacted and has been separately filed with the Securities and Exchange Commission.

Item 17.  Undertakings

      A.  The registrant hereby undertakes:

      (a)  The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

      (b)  The undersigned registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(i) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form F-1 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Taipei, Taiwan, Republic of China, on September 21, 2000.

ADVANCED SEMICONDUCTOR ENGINEERING, INC.

By:	/s/ JASON C.S. CHANG

Jason C.S. Chang
Chairman

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed on September 21, 2000 by the following persons in the capacities indicated:

Signature	Title

* Jason C.S. Chang	Chairman and Director

* Richard H.P. Chang	Chief Executive Officer and Director (Principal Executive Officer)

* Leonard Y. Liu	President and Director

/s/ JOSEPH TUNG Joseph Tung	Chief Financial Officer and Director (Principal Accounting Officer)

* Chang Yao Hung-ying	Director

* Chin Ko-Chien	Director

* David Pan	Director

*By /s/ JOSEPH TUNG Joseph Tung Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

      Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Advanced Semiconductor Engineering, Inc., has signed this Registration Statement or amendment thereto in Newark, Delaware, on September 21, 2000.

PUGLISI & ASSOCIATES

By:	/s/ DONALD PUGLISI

Donald Puglisi
Managing Director

INDEX TO EXHIBITS

Exhibits	Description

1.1	Form of Underwriting Agreement.
3.1*	Articles of Incorporation of ASE Inc. (in Chinese with English language translation).
4.1*	Form of Amended and Restated Deposit Agreement among ASE Inc., Citibank N.A., as depositary, and Holders and Beneficial Holders of American Depositary Shares evidenced by American Depositary Receipts issued thereunder, including the form of American Depositary Receipt.
5.1*	Opinion of Lee and Li, ROC counsel to ASE Inc., as to the validity of the common shares.
8.1*	ROC Tax Opinion of Lee and Li (included in Exhibit 5.1).
8.2*	U.S. Tax Opinion of Davis Polk & Wardwell.
10.1*	Stock Purchase Agreement dated as of March 15, 1999 between ASE Test Limited and the Selling Shareholders relating to the purchase and sale of 12,250,000 shares of Common Stock of ISE Labs, Inc. (incorporated by reference to Exhibit 10.1 of ASE Test Limited’s Registration on Form F-3 (File No. 333-10892) which was declared effective by the SEC on December 22, 1999 (the “ASE Test 1999 Registration Statement”)).
10.2*	Asset Purchase Agreement dated as of July 3, 1999 among ASE (Chung Li) Inc., ASE Inc., Motorola Electronics Taiwan, Ltd. and Motorola, Inc. (incorporated by reference to Exhibit 10.2 of the ASE Test 1999 Registration Statement).
10.3*	Stock Purchase Agreement dated as of July 3, 1999 among ASE Investment (Labuan) Inc., ASE Inc., Motorola Asia Ltd. and Motorola, Inc. relating to the purchase and sale of 100% of the Common Stock of Motorola Korea Ltd. (incorporated by reference to Exhibit 10.3 of the ASE Test 1999 Registration Statement).
10.4†	Manufacturing Services Agreement dated as of July 3, 1999 among Motorola, Inc., ASE Inc. and ASE (Chung Li) Inc.
10.5†	Manufacturing Services Agreement dated as of July 3, 1999 among Motorola, Inc., ASE Inc. and ASE (Korea) Inc.
10.6†	BGA Immunity Agreement dated as of January 25, 1994 between ASE Inc. and Motorola, Inc.
10.7*	Commission Agreement dated as of December 28, 1997 between ASE Inc. and Gardex International Limited.
10.8*	Service Agreement dated as of December 15, 1998 between ASE Inc. and ASE (U.S.) Inc.
10.9*	Commission Agreement dated as of December 28, 1997 between ASE Test, Inc. and Gardex International Limited (incorporated by reference to Item 19(b)(2)(f) of ASE Test Limited’s Annual Report on Form 20-F for the year ended December 31, 1998).
10.10*	Service Agreement dated as of December 15, 1998 between ASE Test, Inc. and ASE (U.S.) Inc. (incorporated by reference to Item 19(b)(2)(e) of ASE Test Limited’s Annual Report on Form 20-F for the year ended December 31, 1998).
10.11*	Commission Agreement dated as of December 28, 1997 between ASE Electronics (M) Sdn, Bhd. and Gardex International Limited.
10.12*	Service Agreement dated as of December 22, 1997 between ASE Electronics (M) Sdn, Bhd. and ASE (U.S.) Inc.
10.13*	ASE Inc. Employee Bonus Plan (in Chinese with English language translation).

Exhibits	Description

10.14*	Land Lease effective October 1, 1999 until September 30, 2009 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary).
10.15*	Land Lease effective September 1, 1999 until August 30, 2009 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary).
10.16*	Land Lease effective April 1, 1998 until March 31, 2008 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary).
10.17*	Land Lease effective October 1, 1997 until September 30, 2007 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary).
10.18*	Land Lease effective October 1, 1997 until September 30, 2007 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary).
10.19*	Land Lease effective August 1, 1997 until July 31, 2007 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary).
10.20*	Land Lease effective January 1, 1996 until December 31, 2005 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary).
10.21*	Land Lease effective November 1, 1995 until October 31, 2005 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary).
10.22*	Land Lease effective July 1, 1995 until June 30, 2005 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary).
10.23*	Land Lease effective July 1, 1995 until June 30, 2005 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary).
10.24*	Land Lease effective August 1, 1994 until July 31, 2004 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary).
10.25*	Land Lease effective April 6, 1994 until April 5, 2004 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary).
21.1*	List of subsidiaries of ASE Inc.
23.1	Consent of T.N. Soong & Co.
23.2	Consent of KPMG Certified Public Accountants.
23.3*	Consent of Lee and Li (included in Exhibit 5.1).
23.4*	Consent of Davis Polk & Wardwell (included in Exhibit 8.2).
24.1*	Power of Attorney.
27.1*	Financial Data Schedule.

*	Previously filed.

†	Confidential treatment requested. Confidential material has been redacted and has been separately filed with the Securities and Exchange Commission.